EXHIBIT 16



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                            RONALD R. CHADWICK, P.C.
                           Certified Public Accountant
                 addressStreet2851 South Parker Road, Suite 720
                 placeCityAurora, StateColorado PostalCode80014
                             Telephone (303)306-1967
                                Fax (303)306-1944


                                 October 1, 2013


U.S. Securities and Exchange Commission
100 F Street, NE
Washington, D.C. 20549-7561

      Re:   Promap Corporation

      On September 24, 2013 my appointment as auditor for Promap Corporation ceased. I have read Promap Corporation's statements included under Item 4.01 of its Form 8-K dated September 24, 2013 and agree with such statements, insofar as they apply to me.

Very truly yours,

/s/ Ronald R. Chadwick, P.C.

Ronald R. Chadwick, P.C.
Certified Public Accountant